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Laser Technology, Inc.
10-K For Year Ended September 30, 1999
Exhibit 10.17
Blair Zykan Employment Agreement


                             LASER TECHNOLOGY, INC.

                         -----------------------------

                           Employment Agreement with
                                  Blair Zykan

                         -----------------------------

       THIS AGREEMENT entered into this 8th day of April 1999, by and between Laser Technology, Inc. ("Company") and Blair Zykan ("Executive"), effective on the Effective Date.

       WHEREAS, the Executive has heretofore been employed by the Company as a senior officer, and is experienced in all phases of the business of the Company; and

       WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Company and the Executive.

       NOW, THEREFORE, it is AGREED as follows:

       1. Defined Terms
          -------------

          When used anywhere in the Agreement, the following terms shall have the meaning set forth herein.

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Change in Control" shall mean the acquisition of ownership, holding or power to vote more than 40% of the Company's voting stock by any person or persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934). For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

          (d) "Code (S)280G Maximum" shall mean the product of 2.99 and the Executive's "base compensation" as defined in paragraph 3 below.

          (e) "Company" shall mean Laser Technology Inc., and any successor to its interest.
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          (f) "Common Stock"  shall mean common stock of the Company.

          (g) "Effective Date"  shall mean February 23, 1999.

          (h) "Executive" shall mean Blair Zykan.

          (i) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Executive (i) a material reduction in the Executive's base compensation as the same may be increased from time to time (material shall mean greater than 15%); (ii) the failure by the Company to continue to provide the Executive with benefits provided for on the Effective Date, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the Executive benefit plans in which the Executive now or hereafter becomes a participant, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him;(iii) a failure to elect or reelect the Executive to the Board of Directors of the Company; or (iv) a material diminution or reduction in the Executive's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company.

          (j) "Just Cause" shall mean, in the good faith determination of the Company's Board of Directors (i) the Executive's willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or conviction for a felony, or (ii) material breach of any provision of this Agreement, provided that the Executive has been provided written notice of specific deficiencies in his performance and at least thirty days to cure those deficiencies. No act, or failure to act, on the Executive's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interests of the Company.

          (k) "Protected Period" shall mean the period that begins on the date six months before a Change in Control and ends on the later of the first annual anniversary of the Change in Control or the expiration date of this Agreement.

          (l) "Trigger Event" shall mean either of the following events that occurs during the Protected Period: (i) the Executive's resignation of employment for Good Reason; (ii) the Company's termination of the Executive's employment for reasons other than Just Cause and without his prior written consent (iii) the requirement that the Executive move his personal residence, or perform his principal executive functions, more than fifty (50) miles from his primary office as of the Effective Date without his prior written consent.

       2. Employment.  The Executive is employed as the President and Chief
          ----------
Executive Officer of the Company. The Executive shall render such administrative and management services for the Company as are currently consistent with the duties of the Chief Executive Officer as set forth in the bylaws of the Company. The Executive shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company. The Executive's other duties shall be such as the Board may from time to time reasonably direct, including normal duties as an officer of the Company.

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       3. Base Compensation.  Commencing on the Effective Date of this
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Agreement, the Company shall pay the Executive during the term of this Agreement a salary at the rate of $97,000 per annum, payable in cash not less frequently than monthly. The Board shall review, not less often than annually, the rate of the Executive's salary, and in its sole discretion may decide to increase his salary.

       4. Annual Cash Bonuses.  By July, 1, 1999, the Company shall establish a
          -------------------
formula that is based on corporate performance, and targets calendar year-end cash bonuses that are comparable on a percentage basis to the bonuses given to similarly situated executives at companies of a similar size and classification in the most recently published AEA survey available. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to receive such bonuses and bonuses under this paragraph shall be in lieu of any other incentive compensation plan that may be available to senior management.

       5. Other Benefits.
          --------------

          (a) Participation in Retirement, Medical and Other Plans.  The
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Executive shall be eligible to participate in any plan, subject to plan requirements, that the Company maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or
(iii) other group benefits, including disability and life insurance plans.

          (b) Executive Benefits; Expenses.  The Executive shall participate in
              ----------------------------
any fringe benefits which are or may become available to the Company's senior management Executives. The Executive shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company.

          (c) Deferred Share Award.  On May 1, 1999, the Company will grant the
              --------------------
Executive an award evidencing a future right to receive 25,000 shares of Common Stock. The Executive shall earn a fully vested and non-forfeitable right to one-third of the shares subject to this award on April 1, 1999 and on each of the next two annual anniversary dates of the Effective Date; provided that his employment with the Company has not terminated prior to the particular vesting date, and provided further that vesting shall accelerate to 100% upon a Change in Control or termination for reasons other than For Cause or resignation for Good Reason. The Company shall hold the Common Stock associated with this award and which have vested in an escrow account for distribution according to an election that the Executive makes more than one year before terminating employment. In the absence of a valid election, the shares will be transferred to the Executive within 30 days after his termination of employment for any reason.

          (d) Stock Option Grants. The Company shall grant the Executive a stock
              -------------------
option (the "Option") to purchase 75,000 shares of Common Stock at an exercise price equal to their fair market value ($3.25 per share) on the effective date of this agreement. The Option shall have a term of ten years, shall qualify as an "incentive" stock option to the maximum extent allowed by law, shall be nontransferable by the Executive (except to immediate family members or family trusts), may be exercisable six months after the grant, and shall be subject to the terms of the Company's most recent stock option plan. The Executive may exercise the Option from

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time to time, in whole or in part, and may pay the exercise price either in cash or by surrendering previously-owned shares of Common Stock or the right to receive shares subject to the Option. All other terms of the Option shall be determined, to the extent consistent herewith, in accordance with the Company's most recent stock option plan that covers executives; provided that the Executive must consent to any exercise of discretion that could be adverse to his interests.

       6. Term.  The Company hereby employs the Executive, and the Executive
          ----
hereby accepts such employment under this Agreement, for the period of three years beginning February 23, 1999 and ending on February 22, 2002. On October 25, 2001, Executive shall give written notice to the Company through its Board of Directors that this Agreement is scheduled to expire in 120 days. Unless the Company notifies the Executive in writing 90 days prior to the expiration of this Agreement of its desire not to renew this Agreement, this Agreement shall automatically continue for an additional 12-month period.

       7. Loyalty; Noncompetition.
          -----------------------

          (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Executive shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, Executive may serve on the boards of directors of, companies or organizations, which will not present any conflict of interest with the Company or any of its subsidiaries or affiliates, or unfavorably affect the performance of Executive's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. From the date of this Agreement until the scheduled expiration date, including any renewal period, as set forth in paragraph 6 of this Agreement, the Executive shall not engage in any business or activity contrary to the business affairs or interests of the Company, or be gainfully employed in any other position or job other than as provided above.

          (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the Executive's right to invest in the capital stock or other securities of any business dissimilar from that of the Company, or, solely as a passive or minority investor, in any business.

       8. Standards.  The Executive shall perform his duties under this
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Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Company will provide Executive with the working facilities and staff necessary for him to perform his duties.

       9. Vacation and Sick Leave.  At such reasonable times as the Board shall
          -----------------------
in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

          (a) The Executive shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management Executives of the Company.

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          (b) The Executive shall not receive any additional compensation from the Company on account of his failure to take a vacation, and the Executive shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

          (c) In addition to the aforesaid paid vacations, the Executive shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Executive a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

          (d) In addition, the Executive shall be entitled to an annual sick leave benefit as established by the Board.

      10. Indemnification.  The Company and the Executive shall execute a
          ---------------
separate Indemnity Agreement, a copy of which is attached hereto as Exhibit A, that acknowledges the Company's obligations to indemnify and hold harmless Executive from any and all loss, expense, or liability that he may incur due to his past or future services for the Company (including his services associated directly or indirectly with the pending class actions, the separate investigations by the Securities Exchange Commission and the American Stock Exchange, and related audit investigations).

      11. Termination and Termination Pay.  Subject to Section 11 hereof, the
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Executive's employment hereunder may be terminated under the following circumstances:

          (a) Just Cause.  The Board may, by written notice to the Executive,
              ----------
immediately terminate his employment at any time, for Just Cause. The Executive shall have no right to receive compensation or other benefits for any period after termination for Just Cause.

          (b) Resignation by Executive without Good Reason.  The Executive may
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voluntarily terminate employment with the Company during the term of this
Agreement, upon at least 60 days' prior written notice to the Board of Directors, in which case the Executive shall receive only his compensation, vested rights and Executive benefits up to the date of his termination of employment.

          (c) Without Just Cause/Resignation for Good Reason.  Subject to
              ----------------------------------------------
Sections 11(a) and 13 hereof, the Board may, by written notice to the Executive, immediately terminate his employment at any time for a reason other than Just Cause, in addition, the Executive may voluntarily terminate employment with the Company during the term of this Agreement for Good Reason, and in both events the Executive shall be entitled to receive the following compensation and benefits: (i) the salary provided pursuant to Section 3 hereof, up to the expiration date (the "Expiration Date") of the term, including any renewal term, if the term is extended, of this Agreement, and (ii) the cost to the Executive of obtaining all health, life, disability and other benefits which the Executive would have been eligible to participate in through the Expiration Date based upon the benefit levels substantially equal to those that the Company provided for the Executive at the date of termination of employment. Said sum shall

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be paid, at the option of the Executive, either in periodic payments over the remaining term of this Agreement, as if the Executive's employment had not been terminated, or in one lump sum within 10 days of such termination (subject to a present value adjustment pursuant to Section 280G of the Code).

          (d) Death or Disability.  The Executive's employment under this
              -------------------
Agreement shall terminate upon his death or total disability during the term of this Agreement. The Company shall pay the premiums for term life insurance for the Executive in the amount of $500,000 and the Executive may designate the beneficiary of the policy. The Company shall pay the premium for disability insurance for the Executive in an amount customary for an executive at his compensation level. Premiums for disability insurance shall be limited to $3,000 per annum.

      12. No Mitigation.  The Executive shall not be required to mitigate the
          -------------
amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

      13. Change in Control.
          -----------------

          (a) Notwithstanding any provision herein to the contrary, if a Trigger Event occurs during the Protected Period, the Executive shall be paid an amount equal to the Code (S) 280G Maximum. Said sum shall be paid in one lump sum within ten (10) days of such termination, unless more than 90 days before the Change in Control the Executive files an election to collect benefits over a period of up to five years, in which event interest shall accrue on unpaid amounts at a rate determined pursuant to Section 280G of the Code. Any payment under this paragraph 13(a) shall be in lieu of any payment to which the Executive might otherwise be entitled under Paragraph 11(c) above.

          (b) Not later than three business days after a Change in Control, the Company shall (a) deposit in a grantor trust (the "Trust"), having terms consistent with Revenue Procedure 92-64, an amount that the Company reasonably projects to be sufficient to fund the payment of all benefits that are or may become payable, pursuant to this Agreement, and (b) provide the trustee of the Trust with a written direction both to hold said amount and any investment return thereon in a segregated account for the benefit of Executive, and to follow the procedures set forth in the next paragraph as to the payment of such
amounts from the Trust.   The provisions of this Section shall be null and void
only if the Executive provides a written release of all claims under this Agreement.

     During the 12-consecutive month period after a Change in Control, upon the occurrence of a Trigger Event, the Executive may provide the trustee of the Trust with a written notice directing the trustee to pay to Executive an amount designated in the notice as being payable pursuant to this Agreement. A copy of the trustee's notice shall also be delivered to the Company on the same date. Within ten business days after receiving said notice, the trustee of the Trust shall pay such amount to the Executive, and coincidentally shall provide the Company or its successor with notice of such payment. Upon the earlier of the Trust's final payment of all amounts due under the preceding paragraph or the date 12 months after the Change in Control,

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the trustee of the Trust shall pay to the Company the entire balance remaining in the segregated account maintained for the benefit of the Executive. The Executive shall thereafter have no further interest in the Trust.

     14.  Disputes/Arbitration.
          --------------------

     (a) Any dispute, claim or controversy arising out of this Agreement or its breach shall be settled by arbitration in Denver, Colorado by a single arbitrator licensed to practice law, who shall be chosen by mutual agreement of the parties. The arbitration is not required to be filed with the American Arbitration Association ("AAA"), but the arbitrator may follow the rules and procedures of the AAA, as agreed by the parties. The arbitration hearing shall be held no later than 60 days after the arbitration is initiated. The arbitrator's decision and award shall be final and binding, and judgment upon the award may be entered in any court of appropriate jurisdiction.

     (b) The prevailing party in any arbitration shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from the dispute, claim or controversy that is arbitrated, provided that the prevailing party shall obtain a final arbitration award in its favor. Such reimbursement shall be paid within ten (10) days of the prevailing party's furnishing to the other party written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the prevailing party. The costs and expenses may be part of the arbitration award.

     15.  Successors and Assigns.
          ----------------------

          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

          (b) Since the Company is contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.

     16.  Corporate Authority.  Company represents and warrants that the
          -------------------
execution and delivery of this Agreement by it has been duly and properly authorized by the Executive's Board of Directors and that when so executed and delivered this Agreement shall constitute the lawful and binding obligation of the Company.

     17.  Amendments.  No amendments or additions to this Agreement shall be
          ----------
binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     18.  Applicable Law.  Except to the extent preempted by Federal law, the
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laws of the State of Colorado shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

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     19.  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     20.  Entire Agreement.  This Agreement, together with any understanding or
          ----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


ATTEST:                                 LASER TECHNOLOGY, INC.


____________________                    By__________________________
Secretary                                 Its Chairman of the Board


WITNESS:


___________________________             ____________________________
                                        Blair Zykan

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